Exhibit 5.1

February 10, 2022

Vivakor, Inc.

433 Lawndale Drive

South Salt Lake City, Utah 84115

Re: Registration Statement on Form S-1 for Vivakor, Inc., a Nevada corporation

Ladies and Gentlemen:

We have acted as counsel to Vivakor, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission of a Registration Statement on Form S-1 (the “Registration Statement”). The Company is filing the Registration Statement in connection with the offering from time to time, pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended, by the Company of: (i) 1,454,545 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”); (ii) up to 218,182 shares of Common Stock issuable upon the exercise of an over-allotment option granted by the Company (the “Over-Allotment”); (iii) 72,727 shares of Common Stock underlying representative’s warrants (“Representative’s Warrants”) to purchase Common Stock and (iv) up to 10,909 shares of Common Stock underlying additional Representative’s Warrants that may be issued pursuant to the Over-Allotment. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering these opinions, we have examined the Company’s Articles of Incorporation and Bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that, having been issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, and as described in the Registration Statement:

(i)	The Common Stock, when issued will be validly issued, fully paid and non-assessable;

(ii)	The Common Stock, when issued pursuant to the Over-Allotment will be validly issued, fully paid and non-assessable; and

(iii)	The Common Stock underlying Representative’s Warrants, when issued will be validly issued, fully paid and non-assessable.

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The foregoing opinion is qualified to the extent that the enforceability of any applicable agreement, document, or instrument discussed herein may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We have relied as to certain matters, related exclusively to questions of fact, on information obtained from officers of the Company, and other sources believed by us to be responsible.

Our opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the shares of Common Stock or the agreements and instruments addressed herein, or in the Registration Statement. This opinion is based upon currently existing statutes, regulations, rules and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement.

Very Truly Yours,

/s/ Lucosky Brookman LLP

Lucosky Brookman LLP

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